                                                                    Exhibit 3.17


                              OPERATING AGREEMENT


                                       OF


                              HMC REAL ESTATE LLC

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----
1. CERTAIN DEFINITIONS ...................................................   1
2. FORMATION; NAME; PLACE OF BUSINESS ....................................   1
      2.1. Formation of the Company; Certificate of Formation ............   1
      2.2. Name of Company ...............................................   2
      2.3. Place of Business .............................................   2
      2.4. Registered Office and Registered Agent ........................   3
3. PURPOSES AND POWERS OF COMPANY ........................................   3
      3.1. Purposes ......................................................   3
      3.2. Powers ........................................................   3
4. TERM OF COMPANY .......................................................   3
5. CAPITAL ...............................................................   3
      5.1. Capital Contributions .........................................   3
      5.2. Liability of Member and Board of Managers .....................   4
6. DISTRIBUTIONS .........................................................   4
      6.1. Distributions .................................................   4
7. MEMBERS AND MANAGEMENT ................................................   4
      7.1. Member ........................................................   4
      7.2. Management of the Company by Board of Managers ................   5
      7.3. Officers ......................................................   8
      7.4. Fiduciary Relationship ........................................   10
      7.5. Other Activities of the Member or Affiliates ..................   10
      7.6. Certain Transactions ..........................................   11
      7.7. Indemnification of the Member, Managers, Officers and
             Affiliates ..................................................   11
8. BANK ACCOUNTS; BOOKS AND RECORDS; STATEMENTS; TAXES; FISCAL YEAR ......   12
      8.1. Bank Accounts .................................................   12
      8.2. Books and Records .............................................   12
      8.3. Financial Statements and Information ..........................   13
      8.4. Accounting Decisions ..........................................   13
      8.5. Where Maintained ..............................................   13
      8.6. Fiscal Year ...................................................   13
      8.7. Tax Treatment of the Company ..................................   13
9. TRANSFER AND CONVERSION OF INTERESTS AND THE ADDITION, SUBSTITUTION
      AND WITHDRAWAL OF MEMBERS ..........................................   14
      9.1. Transfer of Interests .........................................   14
10. DISSOLUTION AND LIQUIDATION ..........................................   14
      10.1. Events Causing Dissolution ...................................   14

      10.2. Right to Continue Business of the Company ....................   15
      10.3. Cancellation of Certificate ..................................   15
      10.4. Distributions Upon Dissolution ...............................   15
      10.5. Reasonable Time for Winding Up ...............................   15
11. MISCELLANEOUS PROVISIONS .............................................   16
      11.1. Compliance with Delaware LLC Act .............................   16
      11.2. Additional Actions and Documents .............................   16
      11.3. Severability .................................................   16
      11.4. Amendment Procedure ..........................................   16
      11.5. Pronouns .....................................................   16
      11.6. Headings .....................................................   17
      11.7. Governing Law ................................................   17

                              OPERATING AGREEMENT

                                       OF

                              HMC REAL ESTATE LLC




          THIS OPERATING AGREEMENT (the "Agreement") is entered into as of August __, 1998.

          WHEREAS, Host Marriott Corporation, a Delaware corporation (the "Member"), has decided to form a limited liability company under the name "HMC Real Estate LLC" (the "Company") pursuant to the provisions of the Delaware Limited Liability Company Act (the "Delaware LLC Act") pursuant to a Certificate of Formation, dated July 28, 1998 (the "Certificate").

          WHEREAS, the Member is executing this Agreement to (i) ratify the formation of the Company and the filing of the Certificate, (ii) continue the existence of the Company, and (iii) set forth the terms governing the affairs of the Company and the conduct of its business.

1. CERTAIN DEFINITIONS

          Unless the context otherwise specifies or requires, capitalized terms used herein shall have the respective meanings assigned thereto in Addendum I, attached hereto, and incorporated herein by reference, for all purposes of this Agreement (such definitions to be equally applicable to both the singular and the plural forms of the terms defined). Unless otherwise specified, all references herein to Articles or Sections are to Articles or Sections of this Agreement.

2. FORMATION; NAME; PLACE OF BUSINESS

   2.1. Formation of the Company; Certificate of Formation

        The Member hereby:

        2.1.1. approves and ratifies the filing of the Certificate with the Recording Office on July 28, 1998;

        2.1.2. confirms and agrees to its status as the sole member of the Company;

        2.1.3. executes this Agreement for the purpose of setting forth the terms governing the affairs of the Company and the conduct of its business and establishing the rights and duties of its Members;

          2.1.4. (i) agrees that if the laws of any jurisdiction in which the Company transacts business so require, the Board of Managers or the appropriate officers or other authorized representatives of the Company shall file, or shall cause to be filed, with the appropriate office in that jurisdiction, any documents necessary for the Company to qualify to transact business under such laws; and (ii) agrees and obligates itself to execute, acknowledge, and cause to be filed for record, in the place or places and manner prescribed by law, any amendments to the Certificate as may be required, either by the Delaware LLC Act, by the laws of any jurisdiction in which the Company transacts business, or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation, and operation of the Company as a limited liability company under the Delaware LLC Act; and

          2.1.5. represents and warrants that such Member is duly authorized to execute, deliver, and perform its obligations under this Agreement and that the Person, if any, executing this Agreement on behalf of such Member is duly authorized to do so and that this Agreement is binding on and enforceable against such Member in accordance with its terms.

     2.2. Name of Company

          The name under which the Company shall conduct its business is "HMC Real Estate LLC." The business of the Company may be conducted under any other name permitted by the Delaware LLC Act that is deemed necessary or desirable by the Board of Managers, in its sole and absolute discretion. The Board of Managers or the appropriate officers or other authorized representatives of the Company promptly shall execute, file, and record, or cause to be executed, filed and recorded, any assumed or fictitious name certificates required by the laws of the State of Delaware or any state in which the Company conducts business.

     2.3. Place of Business

          The location of the principal place of business of the Company shall be c/o Host Marriott Corporation, 10400 Fernwood Road, Bethesda, Maryland 20817-1109. The Board of Managers may hereafter change the principal place of business of the Company to such other place or places within the United States as the Board of Managers may from time to time determine, provided that the Board of Managers shall give written notice thereof to the Member within thirty
(30) days after the effective date of any such change and, if necessary, the Board of Managers shall amend, or shall cause to be amended, the Certificate in accordance with the applicable requirements of the Delaware LLC Act. The Board of Managers may establish and maintain such other offices and additional places of business of the Company, either within or without the State of Delaware, as it deems appropriate.

   2.4. Registered Office and Registered Agent

        The street address of the initial registered office of the Company shall be 1013 Centre Road, Wilmington, Delaware 19805, and the Company's registered agent at such address shall be The Prentice-Hall Corporation System, Inc. The registered office and the registered agent of the Company may be changed by the Board of Managers from time to time in accordance with the then applicable provisions of the Delaware LLC Act and any other applicable laws.

3. PURPOSES AND POWERS OF COMPANY

   3.1. Purposes

        The purposes of the Company shall be to engage in any lawful business permitted by the Delaware LLC Act or laws of any jurisdiction in which the Company may do business and to enter into any lawful transaction and engage in any lawful activities in furtherance of the foregoing purposes and as may be necessary, incidental or convenient to carry out the business of the Company as contemplated by this Agreement.

   3.2. Powers

        Subject to all of the provisions of this Agreement, the Company shall have the power to do any and all acts and things necessary, appropriate, advisable, or convenient for the furtherance and accomplishment of the purposes of the Company, including, without limitation, to engage in any kind of activity and to enter into and perform obligations of any kind necessary to or in connection with, or incidental to, the accomplishment of the purposes of the Company, so long as said activities and obligations may be lawfully engaged in or performed by a limited liability company under the Delaware LLC Act.

4. TERM OF COMPANY


        The Company shall have perpetual existence, unless dissolved and liquidated in accordance with the provisions of Article 10.

5. CAPITAL

   5.1. Capital Contributions

        Concurrently with the execution of this Agreement, the Member has made an initial capital contribution to the Company. The Member shall not be required to make any additional contributions to the capital of the Company. The Member shall be entitled upon the request of the Company, at its sole discretion, to contribute additional capital to the Company. No interest shall accrue on any contribution and the Member shall not have the right to withdraw or be repaid any contribution except as provided in this Agreement.

   5.2. Liability of Member and Board of Managers

        Except as otherwise provided in the Delaware LLC Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and neither the Member nor the Board of Managers shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being the Member or a Manager. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under the Delaware LLC Act or this Agreement shall not be grounds for imposing personal liability on any Member or Manager for liabilities of the Company.

6. DISTRIBUTIONS

   6.1. Distributions

        Cash available or property available to be distributed in-kind by the Company to the Member shall be determined by the Board of Managers from time to time and may be distributed to the Member.

7. MEMBERS AND MANAGEMENT

   7.1. Member

        7.1.1.  Meetings.

                The Member may meet at such place, on such date and at such time as may be fixed by the Board of Managers for the transaction of such lawful business as may come before the meeting. Meetings of the Member may be called by the President and shall be called by the President or Secretary upon the request of the Board of Managers or the Member upon prior notice to the Member in writing or by telephone or facsimile. No business shall be acted upon at a special meeting that is not stated in the notice of the meeting.

          7.1.2.  Action by Written Consent.

                  Any action which may be taken by the Member under this Agreement may be taken without a meeting if consents in writing setting forth the action so taken are signed by the Member.


          7.1.3.  Waivers of Notice.

                  Whenever the giving of any notice to the Member is required by statute or this Agreement, a waiver thereof, in writing and delivered to the Company signed by the Person or Persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a Member at a meeting or execution of a written consent to any action shall constitute a waiver of notice of such meeting or action.

     7.2. Management of the Company by Board of Managers

          7.2.1.  Management by Board of Managers.

                  The Member hereby agrees that full responsibility for management of the business and affairs of the Company shall be delegated to a board of managers (the "Board of Managers") pursuant to Section 18-402 of the Delaware LLC Act.

          7.2.2.  Power and Authority of Board of Managers.

                  The Board of Managers (acting on behalf of the Company) shall have the right, power, and authority to manage, operate and control the business and affairs of the Company and to do or cause to be done any and all acts, at the expense of the Company, deemed by the Board of Managers to be necessary or appropriate to effectuate the purposes of the Company. Except as otherwise expressly provided in this Agreement or as may be approved by the Board of Managers, the Member shall not have any authority, right or power, by virtue of being a Member, to bind the Company, or to manage or control, or to participate in the management or control of, the business and affairs of the Company in any manner whatsoever. Without limiting the generality of the foregoing, the Board of Managers shall have the right, power and authority on behalf of the Company:

                  (i) to develop, review and approve annual budgets, policies, operating guidelines, and other operational items for the Company;

                  (ii) to elect officers of the Company in accordance with
Section 7.3;

                  (iii) to arrange for such personnel as may be necessary or convenient to carry out the business and affairs of the Company;

                  (iv) to establish such reasonable cash reserves to provide for anticipated expenses of the Company as the Board of Managers determines to be necessary for timely payment of such expenses; and

                  (v) to direct the President or any other duly appointed officer of the Company to make, execute, assign, acknowledge, and file on behalf of the Company any and all documents or instruments of any kind which the Board of Managers may deem necessary or appropriate in carrying out the business and affairs of the Company, including, without limitation, powers of attorney, agreements of indemnification, documents, or instruments of any kind or character, and amendments thereto (and no person, firm or corporation dealing with the Board of Managers shall be required to determine or inquire into the authority or power of the Board of Managers to bind the Company).

          7.2.3.  Composition; Election; Removal.


                  (i) Number; Qualifications.  The Board of Managers shall at
                      ----------------------
all times be composed of not less than two nor more than five managers (each, a "Manager"). Within such limits, the number of Managers and the qualifications for Managers shall be as fixed from time to time by the Board of Managers, at any meeting, subject to the provisions of this Agreement. The number of Managers which shall constitute the initial Board of Managers is hereby fixed at two. Managers need not be members of the Company.


                  (ii) Election.  Managers shall be elected by the Member to
                       --------
hold office until their respective successors are duly elected and qualified.


                  (iii) Initial Managers.  The Member does hereby elect as the
                        ----------------
initial Managers Christopher G. Townsend and Robert E. Parsons, Jr.

                  (iv) Vacancies.  In the event of any vacancy in the office of
                       ---------
a Manager as a result of the death, incapacity, resignation or removal of a Manager, such vacancy shall be filled by the Member. The Manager elected to fill any vacancy shall hold office until a successor Manager is appointed as provided hereunder or until such person's earlier death, resignation or removal.

                  (v) Removal of Managers.  Any Manager may be removed, with or
                      -------------------
without cause, by the Member. Any vacancy caused by any such removal shall be filled as provided in Section 7.2.3(iv) above.

          7.2.4.  Meetings.

                  Meetings of the Board of Managers may be called by any Manager entitled to participate in the meeting or the President and shall be called by the President upon the request of the Member, upon notice to all Managers in writing or by telephone or facsimile transmission. Meetings of the Board of Managers may be held by conference telephone or other communications equipment by means of which all participating Managers can simultaneously hear each other during the meeting.

          7.2.5.  Quorum.

                  No action may be taken at a meeting of the Board of Managers unless a quorum consisting of at least a majority of the Managers then in office are present.

          7.2.6.  Action by Written Consent.

                  Any action which may be taken by the Board of Managers under this Agreement may be taken without a meeting if consents in writing setting forth the action so taken are signed by a majority of the Managers then in office.

          7.2.7.  Voting Rights; Required Votes.

                  Each Manager shall be entitled to cast one vote with respect to any matter coming before the Board of Managers, except with respect to a determination to seek indemnification pursuant to Section 7.7 hereof, in which event a Manager seeking indemnification hereunder shall have no vote with respect to his or her indemnification. Any action required or permitted to be taken by the Board of Managers must be approved by the affirmative vote of a majority of the Managers then in office, except that any determination to grant indemnification to a Manager pursuant to Section 7.7 hereof shall require the affirmative vote of only one (1) Manager.

          7.2.8.  Compensation of Managers.

                  The Managers shall be reimbursed for all reasonable expenses incurred in connection with the performance of their duties as Managers.

          7.2.9.  Resignations.

                  Any Manager may resign at any time by giving written notice to the Board of Managers. Any such resignation shall take effect at the time specified therein, or, if no time is specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

     7.3. Officers


          7.3.1.  Number, Election and Term of Office.

                  The officers of the Company shall be a President, a Treasurer and a Secretary, and may at the discretion of the Board of Managers include one or more Vice Presidents, Assistant Secretaries and other officers. The officers of the Company shall be elected by the Board of Managers and shall hold their respective offices until their successors are duly elected and have qualified or until their earlier death, resignation or removal. Except as otherwise provided by law, any number of offices may be held by the same person.

          7.3.2.  President.

                  Subject to the direction of the Board of Managers, the President (i) shall be the chief operating officer of the Company, (ii) shall have full responsibility and authority for management of the day-to-day operations of the Company, and (iii) may execute agreements and contracts on behalf of the Company.

          7.3.3.  Treasurer.

                  The Treasurer shall have charge of the funds of the Company. He or she shall keep full and accurate accounts of all receipts and disbursements of the Company in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Managers. He or she shall disburse the funds of the Company as may be ordered by the Board of Managers, and shall render to the Board of Managers, whenever they may require it, an account of all his transactions as Treasurer and an account of the business and financial position of the Company.

          7.3.4.  Secretary.

                  The Secretary, at the direction of the Board of Managers, shall prepare and distribute to the Managers an agenda in advance of each meeting and shall prepare and distribute promptly to each Manager written minutes of all meetings of the Board of Managers. The Secretary shall also be responsible for preparing and distributing to the Managers any notices received by the Company or otherwise called for by this Agreement to be given by the Company.

          7.3.5.  Vice President.

                  The Board of Managers may appoint one or more Vice Presidents of the Company. Each Vice President shall perform such duties as the Board of Managers shall require of such Vice President.

          7.3.6.  Assistant Secretary.

                  The Board of Managers may appoint one or more Assistant Secretaries of the Company. Each Assistant Secretary shall perform such duties as the Board of Managers shall require of such Assistant Secretary. The Assistant Secretaries (in the order of their election) shall, during the absence or incapacity of the Secretary, assume and perform all functions and duties which the Secretary might lawfully do if present and not under any incapacity.

          7.3.7.  Other Officers.

                  The Board of Managers may appoint such other officers and agents of the Company as the Board of Managers shall deem necessary or appropriate to carry out the business of the Company upon such terms and conditions the Board of Managers may determine. Any such officer shall hold his or her respective office for the term specified by the Board of Managers unless earlier removed by the Board of Managers.

          7.3.8.  Resignation.

                  Any officer or agent of the Company may resign at any time by giving written notice to the Board of Managers or to the President or the Secretary of the Company. Any such resignation shall take effect the time specified therein or, if no time is specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

          7.3.9.  Removal; Vacancies; Transfer of Duties.

                  Any officer or agent of the Company may be removed from office, with or without cause, by the Board of Managers at a meeting called for that purpose. Any vacancy in the office of President, Vice President, Treasurer, or Secretary for any reason shall be filled by a person designated by the Board of Managers for the unexpired term of the vacant office. The Board of Managers in its sole and absolute discretion may transfer the power and duties, in whole or in part, of any officer to any other officer, or persons, notwithstanding the provisions of this Agreement, except as otherwise provided by the laws of the State of Delaware.

          7.3.10.  Compensation.

                The officers of the Company shall be entitled to such salary or other compensation as the Board of Managers shall determine.

          7.3.11.  Third Party Reliance.

                Third parties dealing with the Company shall be entitled to rely conclusively upon the power and authority of the officers of the Company as set forth herein.

          7.3.12.  Execution of Instruments.

                All checks, drafts, bills of exchange, acceptances, bonds, endorsements, notes or other obligations or evidences of indebtedness of the Company, and all deeds, mortgages, indentures, bills of sale, conveyances, endorsements, assignments, transfers, stock powers or other instruments of transfer, contracts, agreements, dividend or other orders, powers of attorney, proxies, waivers, consents, returns, reports, certificates, demands, notices or documents and other instruments or rights of any nature may be signed, executed, verified, acknowledged and delivered by such officer or officers or such other person or persons (whether or not officers, agents or employees of the Company) as the Board of Managers may from time to time designate.

    7.4.  Fiduciary Relationship

          No Manager shall be liable to the Company or the Member for monetary damages for breach of fiduciary duty as a Manager or otherwise liable, responsible or accountable to the Company or the Member for monetary damages or otherwise for any acts performed, or for any failure to act; provided, however, that this provision shall not eliminate or limit the liability of a Manager (i) for any breach of the Manager's duty of loyalty to the Company or the Member,
(ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the Manager received any improper personal benefit.

    7.5.  Other Activities of the Member or Affiliates

          Subject to any intellectual property or other property rights of the Company and to protection of the confidentiality of any information treated as confidential by the Company, a member of the Company or any Affiliate thereof may have other business interests and may engage in other business ventures of any nature or description, whatsoever, whether currently existing or hereafter created, and may compete, directly or indirectly, with the business of the Company.

Neither the Member nor any Affiliate thereof shall incur any liability to the Company as a result of the Member's or Affiliate's pursuit of such other business interests, ventures and competitive activity, and neither the Company nor any other members of the Company shall have any right to participate in such other business ventures or to receive or share in any income or profits derived therefrom.

    7.6.  Certain Transactions

          The Company is expressly permitted in the normal course of its business to enter into transactions with the Member or with any Affiliate of the Member provided that the price and other terms of such transactions are fair to the Company and that the price and other terms of such transactions are not less favorable to the Company than those generally prevailing with respect to comparable transactions between unrelated parties.

    7.7.  Indemnification of the Member, Managers, Officers and Affiliates

          7.7.1 In accordance with Section 18-108 of the Delaware LLC Act, the Company shall indemnify and hold harmless the Member, any Manager, any officer, or an Affiliate thereof (individually, in each case, an "Indemnitee") to the fullest extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business or activities of or relating to the Company, regardless of whether the Indemnitee continues to be the Member, a Manager, an officer, or an Affiliate thereof at the time any such liability or expense is paid or incurred; provided, however, that this provision shall not eliminate or limit the liability of an Indemnitee (i) for any breach of the Indemnitee's duty of loyalty to the Company or the Member, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the Indemnitee received any improper personal benefit.

          7.7.2. Expenses incurred by an Indemnitee in defending any claim, demand, action, suit, or proceeding subject to this Section 7.7 shall, from time to time, upon request by the Indemnitee, be advanced by the Company prior to the final disposition of such claim, demand, action, suit, or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount, if it shall be determined in a judicial proceeding or a binding arbitration that such Indemnitee is not entitled to be indemnified as authorized in this
Section 7.7.

          7.7.3. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, vote of the Member, as a matter of law or equity, or otherwise, both as to an action in the Indemnitee's capacity as the Member, a Manager, an officer, or any Affiliate thereof, and as to an action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, and administrators of the Indemnitee.

          7.7.4. The Company may purchase and maintain insurance on behalf of the Board of Managers and such other Persons as the Board of Managers shall determine against any liability that may be asserted against or expense that may be incurred by such Persons in connection with the offering of interests in the Company or the business or activities of the Company, regardless of whether the Company would have the power to indemnify such Persons against such liability under the provisions of this Agreement.

          7.7.5. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 or otherwise by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted or not expressly prohibited by the terms of this Agreement.

          7.7.6. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

8.  BANK ACCOUNTS; BOOKS AND RECORDS; STATEMENTS; TAXES; FISCAL YEAR

    8.1.  Bank Accounts

          All funds of the Company shall be deposited in its name in such checking and savings accounts, time deposits or certificates of deposit, or other accounts at such banks as shall be designated by the Board of Managers from time to time, and the Board of Managers shall arrange for the appropriate conduct of such account or accounts.

    8.2.  Books and Records

          The Company shall keep, or cause to be kept, accurate, full and complete books and accounts showing assets, liabilities, income, operations, transactions and the financial condition of the Company. Such books and accounts shall be prepared on the cash or accrual basis of accounting, as determined by the Board of Managers. The Member, or its respective designee, shall have access thereto at any reasonable time during regular business hours and shall have the right to copy said records at its expense.

    8.3.  Financial Statements and Information

          8.3.1. All financial statements prepared pursuant to this Section 8.3 shall present fairly the financial position and operating results of the Company and shall be prepared in accordance with generally accepted accounting principles for each fiscal year of the Company during the term of this Agreement.

          8.3.2. The Company shall provide to the Member in a timely fashion such reports and information concerning the business and affairs of the Company as may be required by the Delaware LLC Act or by any other law or regulation of any regulatory body applicable to the Company.

    8.4.  Accounting Decisions

          All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Board of Managers.

    8.5.  Where Maintained

          The books, accounts and records of the Company at all times shall be maintained at the Company's principal office or such other office or offices as the Board of Managers shall determine.

    8.6.  Fiscal Year

          The fiscal year of the Company for financial, accounting, federal, state and local income tax purposes be the calendar year.

    8.7.  Tax Treatment of the Company

          It is intended that the Company be disregarded as an entity separate from its owner for federal tax purposes. For this reason, the Company shall not elect to be classified as a corporation on Form 8832, "Entity Classification Election", but, instead, will be treated by default as an entity disregarded as separate from its owner pursuant to Treasury Regulations Section 301.7701-3(b)(1)(ii). Furthermore, it is intended that the Company be disregarded as an entity separate from its owner for state tax purposes, and the Company shall take such actions as are necessary to cause this result.

9. TRANSFER AND CONVERSION OF INTERESTS AND THE ADDITION, SUBSTITUTION AND WITHDRAWAL OF MEMBERS

    9.1.  Transfer of Interests

          Subject to applicable law, the Member may assign or transfer all or part of its membership interest in the Company (including granting security interests in such interest or transfers by reason of a merger or consolidation involving the Member) at any time to any Person. Without any further action by the Member or assignee of the membership interest, such assignee of the Member's interest shall be admitted as a member of the Company, the assignor shall be withdrawn as a member of the Company and such assignee shall thereafter be deemed the Member for all purposes under this Agreement. In the event that the Member's membership interest is assigned to more than one Person, the assignees (new members) shall make appropriate amendments to this Agreement.

10. DISSOLUTION AND LIQUIDATION

    10.1. Events Causing Dissolution

          Subject to the provisions of Section 10.2 below, the Company shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

          10.1.1. The consent in writing to dissolve and wind up the affairs of the Company by the Member;

          10.1.2. The sale or other disposition by the Company of all or substantially all of the Company Assets and the collection of all amounts derived from any such sale or other disposition, including all amounts payable to the Company under any promissory notes or other evidences of indebtedness taken by the Company (unless the Member shall elect to distribute such indebtedness to the Member in liquidation), and the satisfaction of contingent liabilities of the Company in connection with such sale or other disposition;

          10.1.3. The occurrence of any other event that, under the Delaware LLC Act, would cause the dissolution of the Company or that would make it unlawful for the business of the Company to be continued.

    10.2. Right to Continue Business of the Company

          Upon an event described in Section 10.1.3. (but not an event described in Section 10.1.3. that makes it unlawful for the business of the Company to be continued), the Company thereafter shall be dissolved and liquidated unless, within 90 days after the event described in such Section, an election to continue the business of the Company shall be made in writing by the Member. If such an election to continue the Company is made, then the Company shall continue until another event causing dissolution in accordance with this Article 10 shall occur.

    10.3. Cancellation of Certificate

          Upon the dissolution and completion of winding up of the Company, the Certificate shall be canceled in accordance with the provisions of Section 18-203 of the Delaware LLC Act, and the Board of Managers (or any other person or entity responsible for winding up the affairs of the Company) shall promptly notify the Member of such dissolution.

    10.4. Distributions Upon Dissolution

          10.4.1. Upon the dissolution of the Company, the Board of Managers (or any other person or entity responsible for winding up the affairs of the Company) shall proceed without any unnecessary delay to sell or otherwise liquidate the Company Assets and pay or make due provision for the payment of all debts, liabilities and obligations of the Company.

          10.4.2. The Board of Managers (or any other person or entity responsible for winding up the affairs of the Company) shall distribute the net liquidation proceeds and any other liquid assets of the Company after the payment of all debts, liabilities and obligations of the Company (including, without limitation, all amounts owing to the Member under this Agreement or under any agreement between the Company and the Member entered into by the Member other than in its capacity as a member in the Company or the establishment of reasonable revenues therefor), the payment of expenses of liquidation of the Company, and any remaining assets to the Member.

    10.5. Reasonable Time for Winding Up

          A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 10.4 in order to minimize any losses otherwise attendant upon such a winding up.

11. MISCELLANEOUS PROVISIONS

    11.1. Compliance with Delaware LLC Act

          The Member agrees not to take any action or fail to take any action which, considered alone or in the aggregate with other actions or events, would result in the termination of the Company under the Delaware LLC Act.

    11.2. Additional Actions and Documents

          The Member hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use best efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement, whether before, at or after the closing of the transactions contemplated by this Agreement.

    11.3. Severability

          The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof, all of which are inserted conditionally on their being held valid in law; and in the event that one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

    11.4. Amendment Procedure

          Any amendment or modification to this Agreement may be made only upon the written consent of the Member.

    11.5. Pronouns

          All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

    11.6. Headings

          Article, section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

    11.7. Governing Law

          This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware and the Delaware LLC Act (but not including the choice of law rules thereof).

          IN WITNESS WHEREOF, the undersigned has duly executed this Operating Agreement as of the day and year first herein above set forth.


                                 HOST MARRIOTT CORPORATION



                                 By:
                                    ---------------------------------
                                 Name:  Christopher G. Townsend
                                 Title:    Senior Vice President

                                   ADDENDUM I

                                  DEFINITIONS


          "Affiliate" - When used with reference to a specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with, or any general partner or managing member in, such specified Person. As used in this definition of "Affiliate," the term "control," when used with respect to any specified Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, and the terms "controlling" and "controlled" have the meanings correlative to the foregoing. Notwithstanding the foregoing, Marriott International, Inc. and its Affiliates shall not be deemed Affiliates of the Company or its Member.

          "Agreement" - As defined in the introductory paragraph.

          "Board of Managers" - As defined in Section 7.2.1.

          "Certificate" - As defined in the Recitals.

          "Code" - The Internal Revenue Code of 1986, as in effect and hereafter amended, and, unless the context otherwise requires, applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

          "Company" - As defined in the Recitals.

          "Company Assets" - All assets and property, whether tangible or intangible and whether real, personal, or mixed, at any time owned by or held for the benefit of the Company.

          "Delaware LLC Act" - As defined in the Recitals.

          "Indemnitee" - As defined in Section 7.7.1.

          "Manager" - As defined in Section 7.2.3.

          "Member" - As defined in the introductory paragraph.

          "Person" - Any individual, corporation, association, partnership, limited liability company, joint venture, trust, estate, or other entity or organization.

          "Recording Office" - The office of the Secretary of State of the State of Delaware.